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                                                                   Exhibit 3.210

                             State of North Carolina
                      Department of the Secretary of State

                            ARTICLES OF INCORPORATION

Pursuant to Section 55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.   The name of the corporation is: EmCare of North Carolina, Inc.

2.   The number of shares the corporation is authorized to issue is: 1,000

     These shares shall be: (check either a or b)

     a. [X] all of one class, designated as common stock; or

     b. [ ] divided into classes or series within a class as provided in the attached schedule, with the information required by NCGS Section 55-6-01.

3. The street address and county of the initial registered office of the corporation is:
     Number and street       120 Penmarc Drive, Suite 118
     City, State, Zip Code   Raleigh, NC 27603              County   Wake

4. The mailing address if different from the street address of the initial registered office is: _____________________

5. The name of the initial registered agent is: National Registered Agents, Inc.

6.   Any other provisions which the corporation elects to include are attached.

7.   The name and address of each incorporator is as followed:
     William F. Miller, III
     1717 Main Street, Suite 5200
     Dallas, TX 75201

8. These articles will be effective upon filing, unless a date and/or time is specified: ____________________

This the 9th day of April, 1998


                                        /s/ William F. Miller, III, Incorporator
                                        ----------------------------------------
                                        Signature

                                        William F. Miller, III, Incorporator
                                        Type or Print Name and Title

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NOTES:

1. Filing fee is $100. This document and one exact or conformed copy of these articles must be filed with the Secretary of State. (Revised October 1991)

CORPORATIONS DIVISION 300 N. SALISBURY ST. RALEIGH, NC 27603-5909


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                                    EXHIBIT A

Mandatory Redemption of Shares of Deceased. in the event that a shareholder of the corporation dies or becomes no longer qualified to own shares in the corporation, the corporation shall redeem all of the shares of Common Stock owned by said shareholder for a purchase price of $1.00 per share.

Preemptive Rights. No share shall bear any preemptive right of its shareholder to acquire additional shares.

No Cumulative Voting Rights. The holders of shares of each and every class and series in the corporation shall not be entitled to cumulative voting rights in the election of directors of the corporation, in any and all circumstances.


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